INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                          DISCOVERY LABORATORIES, INC.
                          60,000,000 AUTHORIZED SHARES

                                                            SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS
50,000,000 COMMON STOCK      SERIES A PREFERRED STOCK

                                           10,000,000 Preferred Stock including
                                             7,000,000 Series A Preferred Stock


THIS IS TO CERTIFY THAT ________________________________  IS THE OWNER OF

________________________________________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.

DATED


        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common          UNIF GIFT MIN ACT - ....Custodian........
                                                          (Cust)       (Minor)
TEN ENT-as tenants by the entireties   under Uniform Gifts to Minors
                                       Act...........................
                                                  (State)

JT TEN-as joint tenants with right of
       survivorship and not as tenants
       in common
       Additional abbreviations may also be used though not in the above list

FOR VALUE RECEIVED _________ HEREBY SELL, ASSIGN AND TRANSFER UNTO
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
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------
                                      |
                                      |
_____________________________________ |__________________________________________


_________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)




_________________________________________________________________________________



_________________________________________________________________________________




_____________________________________________________________  SHARES
REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE
AND APPOINT

_____________________________________________________________ ATTORNEY
BY TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION
WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

                      DATED________________________ 19___
                               In presence of


                                        _______________________________
______________________________


The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold, pledged, hypothecated, exchanged, transferred or otherwise disposed of unless such shares are (1)(A) registered under such Act and any applicable state securities or "blue sky" laws or (B) an opinion satisfactory to counsel of the Company that the registration of such shares is not necessary has been delivered to the Company or (ii) sold pursuant to and in compliance with Rule 144 of such Act and applicable state securities or "blue sky" laws.

The corporation has more than one class of stock authorized to be issued. The corporation will furnish without charge to each stockholder upon written request a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the corporation as set forth in the Certificate of Incorporation of the corporation and amendments thereto filed with the Secretary of State of Delaware.